Q4 2025 Quarterly Supplemental Information EX-99.2

Table of Contents 2 Section Page Company Overview 3 Quarterly Highlights 4 Balance Sheet 5 Income Statement 6 GAAP Reconciliation to FFO and AFFO 7 GAAP Reconciliation to Adjusted EBITDAre and Cash NOI 8 Net Asset Value Components 9 Capital Structure Overview 10 Investment Activity 12 Disposition Activity 13 Diversification: Tenant Concepts 14-16 Diversification: Tenant Industry 17 Diversification: Property Map & Geography 18 Lease Expirations, Occupancy and Escalations 19 Non-GAAP Definitions and Explanations 21 Other Definitions and Explanations 22-23 Forward-Looking and Cautionary Statements 24

Company Overview

FrontView is an internally-managed net-lease REIT that acquires, owns and manages primarily properties with frontage that are net leased to a diversified group of tenants. FrontView is differentiated by an investment approach focused on properties that are in prominent locations with frontage on high-traffic roads that are highly visible to consumers.

- As of December 31, 2025, the Company owned a well-diversified portfolio of 303 properties with direct frontage across 37 U.S. states.

- The Company's tenants include service-oriented businesses, such as:
  - Medical and Dental Providers
  - Quick Service Restaurants
  - Casual Dining
  - Financial Institutions
  - Other – Service
  - Cellular Stores
  - Fitness Operators
  - Automotive Stores
  - Discount Retail
  - Automotive Dealers
  - Convenience Stores and Gas Stations
  - Car Washes
  - Home Improvement Stores
  - Pharmacies
  - Other – Necessity
  - Professional Services

Company Contact Information

Pierre Revol
Chief Financial Officer
prevol@frontviewreit.com

Executive Team



Stephen Preston
Chairman of the Board,
President and Chief Executive Officer



Pierre Revol
Chief Financial Officer



Drew Ireland
Chief Operating Officer



Sean Fukumura
Chief Accounting Officer

Board of Directors



Stephen Preston
Chairman of the Board



Noelle LeVeaux
Independent Director



Charles Fitzgerald
Independent Director



Ernesto Perez
Independent Director



Elizabeth Frank
Independent Director



Daniel Swanstrom
Independent Director



Robert Green
Director

3

Quarterly Highlights

(unaudited, dollars in thousands, except share, per share data)

Financial results	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net income (loss)	$(5,243)	$5,547	$(4,530)	$(1,337)	$(21,488)
Net income (loss) per common share, diluted	$(0.19)	$0.19	$(0.16)	$(0.06)	$(0.78)
Funds from operations (FFO)	$6,058	$6,866	$6,720	$6,429	$(9,963)
FFO per share, diluted	$0.22	$0.25	$0.24	$0.23	$(0.36)
Adjusted funds from operations (AFFO) (1)	$8,636	$8,829	$9,028	$8,229	$9,055
AFFO per share, diluted	$0.31	$0.32	$0.32	$0.30	$0.33
Dividends declared per share	$0.215	$0.215	$0.215	$0.215	$0.215
Diluted weighted average common shares	27,874,696	27,834,670	27,827,037	27,822,826	27,577,692

Key Portfolio Metrics	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Number of properties	303	307	319	323	307
Annualized base rent (ABR)	$62,852	$61,289	$62,293	$62,057	$58,843
Gross real estate investment	$912,385	$890,943	$900,305	$929,856	$891,161
Average rent per square foot	$23.74	$24.22	$24.01	$24.24	$24.51
Rentable square footage	2,687	2,575	2,594	2,560	2,401
Weighted average lease term (WALT)	7.4 years	7.2 years	7.3 years	7.4 years	7.4 years
Number of states	37	37	37	37	35
Top 10 tenant concentration	23.7%	24.3%	22.7%	22.6%	21.8%
Occupancy	98.7%	98.0%	97.8%	96.3%	97.7%
Ground leases	11.5%	12.1%	11.5%	11.5%	10.4%
Number of concepts	155	152	157	150	137
Number of leases	321	323	334	329	320
Number of industries	16	16	16	15	15
Corporate / large franchisee (2)	95.8%	95.3%	95.6%	95.5%	95.3%
Investment grade (tenant/guarantor)	34.8%	33.7%	33.1%	33.2%	33.1%

Note: Tenant concentration and reporting coverage are based on ABR as of December 31, 2025.

(1) In 2025, lease termination fees are not adjusted for AFFO purposes. 2024 AFFO figures included an adjustment for lease termination fees.

(2) A major franchisee has over 50 units.

4

Balance Sheet (in thousands, except share and per share amounts) December 31, 2025 December 31, 2024 Assets Real estate held for investment, at cost Land $329,478 $332,944 Buildings and improvements 417,393 386,462 Total real estate held for investment, at cost 746,871 719,406 Less accumulated depreciation (48,204) (40,398) Real estate held for investment, net 698,667 679,008 Assets held for sale 12,493 5,898 Mortgage loans receivable 10,324 — Cash and cash equivalents 13,518 5,094 Intangible lease assets, net 99,489 114,868 Other assets 19,952 16,941 Total assets $854,443 $821,809 Liabilities and equity Liabilities Debt, net $314,251 $266,538 Intangible lease liabilities, net 14,474 14,735 Accounts payable and accrued liabilities 32,494 17,858 Total liabilities 361,219 299,131 Equity FrontView REIT, Inc. equity Common Stock, $0.01 par value 450,000,000 shares authorized, 22,111,165 shares issued and outstanding as December 31, 2025 221 173 Additional paid-in capital 420,024 331,482 Accumulated deficit (28,149) (6,834) Accumulated other comprehensive loss (901) — Total FrontView REIT, Inc. equity 391,195 324,821 Non-controlling interests 102,029 197,857 Total equity 493,224 522,678 Total liabilities and equity $854,443 $821,809

Income Statement

(unaudited, in thousands except share and per share data)

	Successor	Combined Successor and Predecessor	Successor	Successor	Predecessor (1)
	For the three months ended December 31,		For the year ended December 31,	Period from October 3 through December 31,	Period from January 1 through October 2,
	2025	2024	2025	2024	2024
Revenues					
Rental revenues (2,3)	$16,320	$15,502	$66,526	$15,165	$44,497
Interest income on mortgage loans	186	—	350	—	—
Other income	9	12	239	12	243
Total revenues	**16,515**	**15,514**	**67,115**	**15,177**	**44,740**
Operating expenses					
Depreciation and amortization	8,485	7,634	33,107	7,468	21,581
Property operating expenses	2,442	2,218	9,741	2,170	5,742
Property management fees	—	60	—	—	1,561
Asset management fees	—	22	—	—	3,124
General and administrative expenses	3,705	2,850	12,935	2,787	2,122
Total operating expenses	**14,632**	**12,784**	**55,783**	**12,425**	**34,130**
Other expenses (income)					
Interest expense	4,308	3,593	18,016	3,452	19,896
Gain on sale of real estate	(2,682)	—	(11,926)	—	(337)
Impairment loss	5,498	3,891	10,455	3,891	591
Income taxes	2	236	350	231	349
Total other expenses	7,126	7,720	16,895	7,574	20,499
Operating loss	**(5,243)**	**(4,990)**	**(5,563)**	**(4,822)**	**(9,889)**
Internalization expense	—	(16,498)	—	—	(16,498)
Net loss	**(5,243)**	**(21,488)**	**(5,563)**	**(4,822)**	**(26,387)**
Less: Net loss attributable to convertible non-controlling preferred interest	—	4,519	—	—	7,171
Less: Net loss attributable to non-controlling interests	1,133	1,825	1,734	1,825	—
Net loss attributable to NADG NNN Property fund LP (Predecessor) and to FrontView REIT, Inc. (Successor)	**$(4,110)**	**$(15,144)**	**$(3,829)**	**$(2,997)**	**$(19,216)**
Weighted average number of common shares outstanding					
Basic	21,783,999	16,258,728	19,755,810	16,258,728	—
Diluted	27,874,696	27,577,692	27,839,861	27,577,692	—
Net loss per share attributable to common stockholders					
Basic	$(0.19)	$(0.78)	$(0.22)	$(0.19)	—
Diluted	$(0.19)	$(0.78)	$(0.22)	$(0.19)	—

(1) The Company determined that per share amounts in the Predecessor period would not be meaningful to users of this filing, given the different unitholders in the Predecessor.
(2) Includes tenant reimbursement income of $1.8 million and $1.8 million for the three months ended December 31, 2025, and 2024, respectively, $7.7 million for the year ended December 31, 2025, $1.8 million for the period from October 3 to December 31, 2024 and $4.4 million for the Predecessor period from January 1 to October 2, 2024.
(3) Includes variable rent of $0.1 million and $0.4 million for the three months ended December 31, 2025, and 2024, $0.4 million for the year ended December 31, 2025, $0.4 million for the period from October 3 to December 31, 2024 and $1.6 million for the Predecessor period from January 1 to October 2, 2024.

6

GAAP Reconciliations to FFO and AFFO

(unaudited, in thousands except per share data)

	Successor	Combined Successor and Predecessor	Successor	Successor	Predecessor (1)
	For the three months ended December 31,		For the year ended December 31,	Period from October 3 through December 31,	Period from January 1 through October 2,
	2025	2024	2025	2024	2024
Net loss	**$(5,243)**	**$(21,488)**	**$(5,563)**	**$(4,822)**	**$(26,387)**
Depreciation on real property and amortization of real estate intangibles (2)	8,485	7,634	33,107	7,468	21,581
Gain on sale of real estate	(2,682)	—	(11,926)	—	(337)
Impairment loss	5,498	3,891	10,455	3,891	591
Funds from operations (FFO)	**$6,058**	**$(9,963)**	**$26,073**	**$6,537**	**$(4,552)**
Straight-line rent adjustments	(161)	(329)	(621)	(322)	(971)
Amortization of financing transaction and discount costs	404	1,588	1,603	1,588	3,145
Amortization of above/below market lease intangibles (3)	1,038	167	3,342	164	1,341
Stock-based compensation	763	608	2,328	608	—
Lease termination fees (4)	—	(342)	—	(342)	(1,384)
Adjustment for structuring and public company readiness costs	46	662	386	662	487
Adjustment for internalization expense	—	16,580	—	—	16,498
Other non-recurring expenses (5)	488	84	1,611	84	—
Adjusted funds from operations (AFFO)	**$8,636**	**$9,055**	**$34,722**	**$8,979**	**$14,564**
Diluted weighted average shares outstanding	27,875	27,578	27,840	27,578	—
Net loss per diluted share	$(0.19)	$(0.78)	$(0.22)	$(0.19)	—
FFO per diluted share	$0.22	$(0.36)	$0.94	$0.24	—
AFFO per diluted share	$0.31	$0.33	$1.25	$0.33	—

(1) The Company determined that per share amounts in the Predecessor period would not be meaningful to users of this filing, given the different unitholders in the Predecessor.
(2) Includes write-offs of intangibles of $0.9 million and $0.3 million for the three months ended December 31, 2025 and 2024, respectively, $2.5 million for the year ended December 31, 2025, $0.3 million for the period from October 3, 2024 to December 31, 2024 and $0.3 million for the Predecessor period from January 1, 2024 to October 2, 2024.
(3) Includes write-offs of $0.5 million and $(0.3) million for the three months ended December 31, 2025 and 2024, respectively, $0.9 million for the year ended December 31, 2025 and $(0.3) million for the period from October 3, 2024 to December 31, 2024.
(4) In 2025, lease termination fees are not adjusted for AFFO purposes. 2024 AFFO figures included an adjustment for lease termination fees.
(5) Other non-recurring expenses include one-time legal expenses related to corporate agreements including amendments to credit facilities and OP structure, severance charges, deal pursuit costs and other non-recurring items.

7

GAAP Reconciliation to Adjusted EBITDAre and Cash NOI (unaudited, in thousands) Reflects an adjustment to give effect to all investments and dispositions during the quarter as if they had been acquired or disposed of as of the beginning of the quarter. Reflects an adjustment to exclude non-recurring expenses, including structuring and public company readiness costs, legal one-time expenses, severance charges and other non-recurring income or expenses. Three Months Ended December 31, 2025 Net loss $(5,243) Depreciation and amortization 8,029 Interest expense 4,308 Income taxes 2 EBITDA $7,096 Gain on sale of real estate (2,682) Impairment loss 5,498 EBITDAre $9,912 Adjustment for current period investment activity (1) 449 Adjustment for current period disposition activity (1) (62) Adjustment for non-cash compensation expense 763 Adjustment to exclude non-recurring expenses (2) 534 Adjustment to exclude net write-offs of accrued rental income 340 Adjustment to exclude write-offs of amortization of intangibles 1,494 Adjusted EBITDAre $13,430 General and administrative, net of non-recurring 2,408 Adjusted NOI $15,838 Straight-line rental revenue, net (521) Adjusted Cash NOI $15,317 Annualized EBITDAre $39,648 Annualized Adjusted EBITDAre $53,720 Annualized Adjusted NOI $63,352 Annualized Adjusted Cash NOI $61,268

Net Asset Value Components (unaudited, $ in thousands, except share data) Includes components of accounts receivable (net) and deferred rent receivables (net) that are realizable assets, and $9.5 million in net book value of vacant assets. Includes accounts payable and accrued liabilities. Gross Real Estate Investment # of Properties # of Leases Rentable SQF (000s) Rent/SQF WALT Annualized Base Rent Annualized Adjusted Cash NOI Real estate portfolio $912.4M 303 321 2,687 $23.74 7.4 years $62,852 $61,268 Tangible assets Cash and cash equivalents 13,518 Mortgage receivable principal outstanding 10,324 Other tangible assets (1) 22,428 Total tangible assets $46,270 Debt Term loan 200,000 Revolving credit facility 115,500 Total debt $315,500 Tangible liabilities Dividends payable 6,121 Other tangible liabilities (2) 26,351 Total tangible liabilities $32,472 Shares outstanding Common stock 22,111,165 Operating partnership units 5,766,866 Total common stock and OP units outstanding 27,878,031

Q4 2025 Capital Structure Overview Sub-35% Leverage Ratio With Ample Liquidity Through Preferred Equity and Bank Debt Capacity Note: Metrics as of December 31, 2025. Equity value as of December 31, 2025, was $14.76. The company entered into swaps for both the term loan and revolving credit facility. The term loan is fully hedged through initial maturity, fixing the rate at 4.81% with a borrowing spread of 1.15%. The revolving credit facility has five hedges for a notional amount of $100.0 million that expire on March 31, 2028 at an average rate of 3.21%. Both facilities have two 12-month extension options. On February 10, 2026, the Company completed an initial issuance of $25.0 million of Series A Preferred Stock per the terms of the investment agreement. Debt, Net Debt and Net Debt to Annualized Adjusted EBITDAre Interest Rate Interest Rate Interest rate Maturity Maturity December 31, 2025 (000s) Term Loan 4.81% (2) 4.86%5) Adj. SOFR + 1.2%( 10/3/2027 (3) 10/3/2027(3) $200,000 Revolving Credit Facility SOFR + 1.15% (2) SOFR + 1.15%(2, 5) Adj. SOFR + 1.20% 10/3/2027 (3) 10/3/2027(3) 115,500 Gross Debt $315,500 Cash and cash equivalents (13,518) Net Debt $301,982 Annualized Adjusted EBITDAre $53,720 Net Debt to Annualized Adjusted EBITDAre 5.6x Fixed Charge Coverage Ratio (000s) Interest expense $4,308 Less: Non-cash interest (404) Fixed charges 3,904 Annualized Fixed Charges $15,616 Fixed Charge Coverage Ratio 3.6x Liquidity (000s) Undrawn convertible preferred equity (4) $75,000 Undrawn revolver capacity 134,500 Cash and cash equivalents 13,518 Total liquidity $223,018 Term Loan and Credit Facility Covenants Required Term Loan and Credit Facility Total leverage ratio ≤ 60% 34.5% Adjusted EBITDA to fixed charges ratio ≥ 1.50 to 1.00 3.6x Secured leverage ratio ≤ 40% 0.0% Unencumbered NOI to unsecured interest expense ratio ≥ 1.75 to 1.00 3.8x Unsecured leverage ratio ≤ 60% 34.9% Tangible net worth ≥ $ 380,032 $583,850 Capital Structure Total Capitalization $726M Common Stock (1) 43.2% OP Units (1) 13.3%

Capital Deployment YTD Investment Activity and Dispositions

Acquisitions ($ in thousands) Q1 2025 Q2 2025 Q3 2025 Q4 2025 2025 Number of properties 17 5 3 7 32 Average annual escalators 1.6% 2.4% 0.4% 1.2% 1.4% Investment grade % 29.2% 17.9% 31.0% 55.3% 36.5% Weighted average lease term (WALT) 12.9 11.0 10.7 13.1 12.4 Purchase price $49,224 $17,799 $15,771 $41,300 $124,094 Cash capitalization rate (1) 7.90% 8.17% 7.48% 7.46% 7.74% Economic yield 8.18% 9.35% 7.56% 7.83% 8.15% $49,224 $17,799 $15,771 Representative Tenant Concepts Note: Weightings are based on purchase price. Includes near-term lease amendments as the underwritten capitalization rate. $41,300 2025 Investment Activity $124,094

Dispositions ($ in thousands) Q1 2025 Q2 2025 Q3 2025 Q4 2025 2025 Number of vacant properties — 4 2 4 10 Number of leased properties 1 5 13 7 26 Gross proceeds on vacant properties — $11,055 $2,800 $2,645 $16,500 Gross proceeds on leased properties $2,050 $11,606 $30,097 $17,795 $61,548 Weighted average lease term (WALT) 13.8 8.0 8.0 6.9 7.9 Total gross proceeds $2,050 $22,661 $32,897 $20,440 $78,048 Disposition capitalization rate on leased properties 6.88% 6.75% 6.78% 6.82% 6.79% $2,050 $22,661 Representative Tenant Concepts Note: Weightings are based on gross proceeds. $32,897 $20,440 2025 Disposition Activity $78,048

Tenants 1-52

#	Tenant Concept	# of Leases	% of ABR	Investment Grade Rated	Credit Rating (S&P / Moody's / Fitch)
1	Dollar Tree	14	3.51%	✓	BBB- / Baa2
2	Verizon	10	2.85%	✓	BBB+ / Baa1 / A-
3	Fast Pace Urgent Care	8	2.80%	—	N/A
4	Raising Canes	6	2.39%	—	BB-
5	LA Fitness	3	2.14%	—	B / B2
6	Oak Street Health	6	2.11%	—	N/A
7	Dick's	1	2.07%	✓	BBB / Baa3
8	IHOP	7	1.97%	—	N/A
9	Mammoth Car Wash	6	1.95%	—	N/A
10	Bank of America	5	1.90%	✓	A- / A1/ AA-
11	LA-Z-Boy	3	1.83%	—	N/A
12	Adams Auto Group	2	1.74%	—	N/A
13	AT&T	6	1.70%	✓	BBB / Baa2 / BBB+
14	T-Mobile	9	1.66%	✓	BBB / Baa1 / BBB+
15	Chili's	3	1.57%	—	BB+ / Ba2
16	PNC Bank	5	1.56%	✓	A+ / Aa3 / A+
17	CVS	3	1.44%	✓	BBB
18	Range USA	2	1.40%	—	N/A
19	Wells Fargo	3	1.39%	✓	A+ / Aa2 / A+
20	Advance Auto Parts	7	1.36%	—	BB+ / Ba3
21	St. Joseph Hospice	2	1.35%	—	N/A
22	Heartland Dental	5	1.31%	—	N/A
23	Lowe's Home Improvement	1	1.19%	✓	BBB+ / Baa1
24	Charles Schwab	1	1.13%	✓	A- / A2 / A
25	VASA Fitness	1	1.12%	—	N/A
26	Aspen Dental	5	1.08%	—	N/A
27	Parachute Plasma	2	1.06%	—	N/A
28	WSS	2	1.03%	✓	BBB / Baa3
29	Wendy's	5	1.02%	—	B+ / B2
30	Wellnow	4	1.01%	—	N/A
31	Walmart	1	1.00%	✓	AA / Aa2 / AA
32	Best Buy	1	0.97%	✓	BBB+ / A3
33	Andy's Frozen Custard	4	0.97%	—	N/A
34	Burger King	4	0.96%	—	BB / BB+
35	Edge Fitness	1	0.96%	—	N/A
36	Chase Bank	3	0.96%	✓	A+ / Aa2 / AA-
37	Floor & Decor	1	0.95%	—	BB
38	Applebee's	3	0.92%	—	N/A
39	Walgreens	2	0.91%	—	N/A
40	Stop & Shop Gas	3	0.90%	✓	BBB+ / Baa1
41	Dollar General	4	0.87%	✓	BBB
42	Sleep Number	3	0.77%	—	N/A
43	Avis	1	0.76%	—	BB
44	Chuy's Mexican	2	0.75%	✓	BBB
45	Texas Roadhouse	2	0.75%	—	N/A
46	Take 5 Oil Change	5	0.73%	—	N/A
47	Exxon	2	0.73%	—	N/A
48	Chipotle	4	0.72%	—	N/A
49	Auto Saavy	1	0.71%	—	N/A
50	Physicians Immediate Care	2	0.67%	—	N/A
51	Harbor Freight	2	0.64%	—	BB-
52	O'Reilly Auto Parts	4	0.63%	✓	BBB / Baa1

14

Tenants 53-104

#	Tenant Concept	# of Leases	% of ABR	Investment Grade Rated	Credit Rating (S&P / Moody's / Fitch)
53	AutoZone	3	0.63%	✓	BBB / Baa1
54	WellMed	1	0.62%	✓	A+ / A2 / A
55	Planet Fitness	1	0.61%	—	N/A
56	McAlister's Deli	3	0.61%	—	N/A
57	7 Brew	3	0.58%	—	N/A
58	Starbucks	4	0.57%	✓	BBB+ / Baa1
59	Circle K	2	0.55%	✓	BBB+
60	Fulton Bank	1	0.53%	✓	Baa2 / BBB+
61	Longhorn Steakhouse	2	0.52%	✓	BBB
62	FitzMark	1	0.52%	—	N/A
63	Trinity Medical Center	1	0.51%	—	N/A
64	Panera Bread	2	0.51%	✓	BBB / Baa1
65	Miller's Ale House	1	0.50%	—	N/A
66	Ted's Café Escondido	1	0.49%	—	N/A
67	Taco Bell	2	0.47%	—	N/A
68	Xfinity	2	0.47%	✓	A- / A3 / A-
69	Grifols	1	0.47%	—	B+ / B2 / B+
70	Hooters	2	0.46%	—	N/A
71	Buffalo Wild Wings	1	0.46%	—	N/A
72	Saltgrass Steakhouse	1	0.46%	—	N/A
73	Sonic	3	0.46%	—	N/A
74	Jared	2	0.45%	✓	BBB-
75	Byrider	1	0.42%	—	N/A
76	Mattress Firm	2	0.42%	—	N/A
77	Staples	1	0.41%	—	N/A
78	Arby's	2	0.40%	—	N/A

#	Tenant Concept	# of Leases	% of ABR	Investment Grade Rated	Credit Rating (S&P / Moody's / Fitch)
79	7-Eleven	2	0.40%	✓	A- / A3
80	Quick Clean Carwash	1	0.40%	—	N/A
81	Caliber Collision	1	0.40%	—	N/A
82	Caliber Car Wash	1	0.40%	—	N/A
83	Delta Community Credit Union	1	0.39%	—	N/A
84	Diamonds Direct	1	0.39%	✓	BBB-
85	Southern Immediate Urgent Care	1	0.38%	—	N/A
86	BP	1	0.38%	—	N/A
87	Rise	1	0.37%	—	N/A
88	Big Blue Swim School	1	0.36%	—	N/A
89	Meineke	2	0.36%	—	N/A
90	Chuck E Cheese	1	0.35%	—	N/A
91	Pizza Hut	2	0.35%	—	N/A
92	UTMB Health	1	0.35%	✓	AAA
93	Skechers	1	0.34%	—	N/A
94	Friendly's	1	0.34%	—	N/A
95	Smokey Bones	1	0.34%	—	N/A
96	Slim Chickens	1	0.33%	—	N/A
97	Sherwin Williams	2	0.32%	✓	BBB+
98	Hook & Reel	1	0.31%	—	N/A
99	Olive Garden	1	0.30%	✓	BBB
100	Mavis Discount Tire	1	0.30%	—	N/A
101	Hops N Drops	1	0.30%	—	N/A
102	Trophy Fuel & Wash	1	0.29%	—	N/A
103	City Barbeque	1	0.29%	—	N/A
104	Citizens Bank	1	0.29%	✓	BBB+ / Baa1 / BBB+

15

Tenants 105-155

#	Tenant Concept	# of Leases	% of ABR	Investment Grade Rated	Credit Rating (S&P / Moody's / Fitch)
105	AMERA Gas Station	1	0.29%	—	N/A
106	Roots Oil	1	0.28%	—	N/A
107	H&R Block	1	0.28%	✓	BBB
108	Action Behavior Centers	1	0.27%	—	N/A
109	National Tire & Battery	1	0.27%	—	N/A
110	pOpshelf	1	0.26%	✓	BBB
111	Stanton Optical	1	0.26%	—	N/A
112	HTeaO	2	0.25%	—	N/A
113	My Eyelab	1	0.25%	—	N/A
114	Express Oil	1	0.25%	—	N/A
115	Wing Daddy's	1	0.24%	—	N/A
116	American Family Care	1	0.24%	—	N/A
117	Consumers Credit Union	1	0.24%	—	N/A
118	Jiffy Lube	1	0.23%	—	N/A
119	Strickland Brothers	1	0.22%	—	N/A
120	Take 5 Car Wash	1	0.22%	—	N/A
121	Banner Health	1	0.22%	✓	AA-
122	Twin Peaks	1	0.22%	—	N/A
123	Aaron's	1	0.22%	—	N/A
124	BMO	1	0.22%	✓	A+ / Aa2 / AA-
125	MedExpress Urgent Care	1	0.21%	✓	A+ / A2 / A
126	Republic Bank	1	0.21%	—	N/A
127	Sage Dental	1	0.20%	—	N/A
128	McDonalds	1	0.19%	✓	BBB+ / Baa1
129	Long John Silvers	1	0.19%	—	N/A
130	Panda Express	1	0.18%	—	N/A

#	Tenant Concept	# of Leases	% of ABR	Investment Grade Rated	Credit Rating (S&P / Moody's / Fitch)
131	Urgent Team	1	0.18%	—	N/A
132	America's Best	1	0.18%	—	N/A
133	Chicken Salad Chick	1	0.18%	—	N/A
134	MOD Pizza	1	0.17%	—	N/A
135	Elias Diamonds	1	0.16%	—	N/A
136	Zip Car Wash	1	0.15%	—	N/A
137	Go Health	1	0.15%	—	N/A
138	Popeyes	1	0.15%	—	N/A
139	Bojangles	1	0.14%	—	N/A
140	Granny's	1	0.14%	—	N/A
141	Valero	1	0.13%	—	N/A
142	Nothing Bundt Cakes	1	0.13%	—	N/A
143	Jimmy John's	1	0.12%	—	N/A
144	Tumbleweed, Inc.	1	0.11%	—	N/A
145	Dunkin Donuts	1	0.11%	—	N/A
146	Church's Chicken	1	0.11%	—	N/A
147	Falafel King	1	0.11%	—	N/A
148	Tropical Smoothie	1	0.10%	—	N/A
149	Firehouse Subs	1	0.09%	—	N/A
150	Valvoline	1	0.09%	—	BB
151	Auto Glass Now	1	0.06%	—	N/A
152	Miracle Ear	1	0.06%	—	N/A
153	Marquette Bank	1	0.05%	—	N/A
154	Regions Banks ATM	1	0.02%	✓	BBB+ / A-
155	By Golly's (1)	2	0.00%	—	N/A
	Total Portfolio	**321**	**100.00%**		

(1) By Golly's leases two properties; rent has not yet commenced and is excluded from ABR.

16

Diversification: Tenant Industry

(in thousands, except for # of leases, percentages and rent/SQFT)

Industry	Defensive Mix	# of Leases	ABR	% of ABR	Leased Square Feet (000s)	Rent / SQFT
Medical and Dental Providers	Necessity	50	$10,014	16.0%	303	$33.05
Quick Service Restaurants	Service	61	$8,006	12.7%	174	$46.01
Casual Dining	Service	36	$7,009	11.2%	217	$32.30
Other - Service	Service	22	$6,744	10.8%	352	$19.16
Financial Institutions	Necessity	25	$5,581	8.9%	134	$41.65
Cellular Stores	Service	27	$4,191	6.7%	97	$43.21
Automotive Stores	Necessity	29	$3,474	5.5%	185	$18.78
Fitness Operators	Service	7	$3,265	5.2%	215	$15.19
Discount Retail	Discount	19	$2,919	4.6%	207	$14.10
Convenience Stores and Gas Stations	Necessity	14	$2,474	3.9%	37	$66.86
Automotive Dealers	Service	5	$2,281	3.6%	77	$29.62
Car Washes	Service	10	$1,964	3.1%	36	$54.56
Home Improvement Stores	Necessity	5	$1,689	2.7%	263	$6.42
Other - Necessity	Necessity	5	$1,592	2.5%	284	$5.61
Pharmacies	Necessity	5	$1,476	2.3%	62	$23.81
Professional Services	Service	1	$173	0.3%	4	$43.25
Total	—	**321**	**$ 62,852**	**100.0 %**	**2,647**	**$ 23.74**

Industry Mix / Defensive Mix



0.3%
4.6%
16.0%
8.9%
5.5%
3.9%
2.7%
2.3%
2.5%
12.7%
11.2%
10.8%
6.7%
5.2%
3.6%
3.1%
Discount 4.6%
Service 53.6%
Necessity 41.8%
Discount Retail
Medical and Dental Providers
Financial Institutions
Automotive Stores
Convenience Stores and Gas Stations
Home Improvement Stores
Pharmacies
Other - Necessity
Quick Service Restaurants
Casual Dining
Other - Service
Cellular Stores
Fitness Operators
Automotive Dealers
Car Washes
Professional Services

17

State # of Properties Square Feet (000s) % of ABR IL 37 379 14.9% TX 24 151 8.3% GA 22 157 7.3% NC 15 193 6.0% FL 14 135 4.9% OH 21 125 4.8% VA 15 90 4.6% IN 15 79 4.2% TN 12 95 4.2% PA 8 145 4.0% NY 8 242 3.4% SC 10 87 2.8% MO 9 55 2.7% OK 10 50 2.5% AL 9 40 2.4% MN 7 72 2.3% MD 6 43 2.3% MI 8 49 2.2% AZ 6 40 2.2% State # of Properties Square Feet (000s) % of ABR LA 4 47 1.9% KS 6 37 1.8% NJ 8 43 1.8% ME 3 186 1.7% KY 8 40 1.6% CT 2 5 0.7% MS 2 13 0.7% CO 2 10 0.5% UT 2 22 0.5% NE 2 20 0.5% NV 1 4 0.4% AR 1 3 0.4% WI 1 10 0.3% ID 1 6 0.3% RI 1 1 0.3% SD 1 10 0.2% MA 1 2 0.2% WV 1 1 0.2% Total 303 2,687 100.0% 303 Properties 37 States Placer.ai ranks locations from 1 to 100, with 1 being the best, based on retail subcategories determined by visitations. A score of 50 indicates an average location. Diversification: Property Map and Geography MA MN ID AZ CO NV UT AR KS MO OK SD LA TX CT RI AL FL GA MS SC IL IN KY NC OH TN VA WI MD NJ NY PA ME MI NE 8.3% MI 2.3% 0.7% 2.2% 0.4% 0.5% 0.3% 2.5% 1.8% 0.5% 0.2% 2.3% 0.3% 14.9% 2.7% 0.4% 1.9% 0.7% 2.4% 4.9% 7.3% 2.8% 6.0% 4.2% 1.6% 4.6% 0.2% 0.5% 2.2% 4.2% 4.8% 4.0% 3.4% 1.7% 1.8% 0.2% 0.3% % based on ABR Portfolio Score: 26.8 Median Placer.ai Ranking (1)

Occupancy Year Number of Leases Leased Square Feet (000s) ABR (000s) % of ABR 2026 14 70 $2,131 3.4% 2027 34 385 $6,963 11.1% 2028 26 135 $3,764 6.0% 2029 30 187 $5,681 9.0% 2030 31 186 $6,103 9.7% 2031 33 182 $5,489 8.7% 2032 22 394 $5,007 8.0% 2033 20 91 $3,406 5.4% 2034 20 175 $3,947 6.3% Thereafter 89 831 $20,361 32.4% New Leases (2) 2 11 $— —% Total 321 2,647 $62,852 100.0% Escalation Types (1) 19 1.7% Weighted Average Rent Growth Includes contractual rent increases on tenant renewal options to the extent a lease is at the end of its initial term. Approximately 22% escalate annually, 2.7% have no escalations, and the remainder have larger escalators every 3 to 5 years. Represents new tenant leases where rent hasn’t commenced. Lease Expirations, Occupancy and Escalations Vacant Assets 3 7 12 7 6 4

Appendix and Definitions Definitions and Forward-Looking Statements

Non-GAAP Definitions and Explanations EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre: EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre are non-GAAP financial measures. We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. EBITDA is a measure commonly used in our industry. We believe that this ratio provides investors and analysts with a measure of our leverage that includes our operating results unaffected by the differences in capital structures, capital investment cycles and useful life of related assets compared to other companies in our industry. In 2017, Nareit issued a white paper recommending that companies that report EBITDA also report EBITDAre in financial reports. We compute EBITDAre in accordance with the definition adopted by Nareit. Nareit defines EBITDAre as EBITDA (as defined above) excluding gains (loss) from the sales of depreciable property and provisions for impairment on investment in real estate. We believe EBITDA and EBITDAre are useful to investors and analysts because they provide important supplemental information about our operating performance exclusive of certain non-cash and other costs. We compute adjusted EBITDAre as EBITDAre for the applicable quarter, as adjusted to (i) reflect all investment and disposition activity that took place during the applicable quarter as if each transaction had been completed on the first day of the quarter, (ii) exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature because they relate to unique circumstances or transactions that had not previously occurred and which we do not anticipate occurring in the future, (iii) eliminate the impact of lease termination fees from certain of our tenants, and (iv) exclude non-cash stock-based compensation expense. Annualized adjusted EBITDAre is calculated by multiplying adjusted EBITDAre for the applicable quarter by four, which we believe provides a meaningful estimate of our current run rate for all of our investments as of the end of the most recently completed quarter given the contractual nature of our long-term net leases. You should not unduly rely on this measure as it is based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre for future periods may be significantly different from our annualized adjusted EBITDAre. Our reported EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre may not be comparable to similarly titled measures of other companies. You should not consider these measures as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO): FFO and AFFO are non-GAAP measures. We believe the use of FFO and AFFO are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO should not be considered alternatives to net income as a performance measure or to cash flows from operations, as reported on our statement of cash flows, or as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the standards established by the Board of Governors of Nareit. Nareit defines FFO as GAAP net income or loss adjusted to exclude net gains (losses) from sales of certain depreciated real estate assets, depreciation and amortization expense from real estate assets, gains and losses from change in control, and impairment charges related to certain previously depreciated real estate assets. To derive AFFO, we modify the Nareit computation of FFO to include other adjustments to GAAP net income related to certain non-cash or non-recurring revenues and expenses, including straight-line rents, cost of debt extinguishments, amortization of lease intangibles, amortization of debt issuance costs, amortization of net mortgage premiums, (gain) loss on interest rate swaps and other non-cash interest expense, realized gains or losses on foreign currency transactions, Internalization expenses, structuring and public company readiness costs, extraordinary items, and other specified non-cash items. We believe that such items are not a result of normal operations and thus we believe excluding such items assists management and investors in distinguishing whether changes in our operations are due to growth or decline of operations at our properties or from other factors. Adjusted NOI, Annualized Adjusted NOI, and Cash NOI: Adjusted NOI, Annualized Adjusted NOI, Cash NOI, and GAAP NOI are non-GAAP financial measures which we use to assess our operating results. We compute Adjusted NOI as Adjusted EBITDAre and exclude general and administration expenses. We further adjust Adjusted NOI for non-cash revenue components of straight-line rent and other amortization expense to derive Adjusted Cash NOI. We believe Adjusted NOI and Adjusted Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level. Adjusted NOI and Adjusted Cash NOI are not measurements of financial performance under GAAP and may not be comparable to similarly titled measures of other companies. You should not consider our measures as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Annualized Adjusted NOI is calculated by multiplying Adjusted NOI for the applicable quarter by four and Annualized Adjusted Cash NOI is calculated by multiplying Adjusted Cash NOI for the applicable quarter by four. We believe these annualized figures provide a meaningful estimate of our current run rate for all of our investments as of the end of the most recently completed quarter given the contractual nature of our long-term net leases. You should not unduly rely on these measures as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported NOI for future periods may be significantly different from our Annualized Adjusted NOI and Annualized Adjusted Cash NOI. Fixed Charge Coverage Ratio (FCCR): The adjusted EBITDA to fixed charge ratio is the ratio of adjusted EBITDA to fixed charges as of the last day of any fiscal quarter. Adjusted EBITDA is computed as net income adjusted for depreciation and amortization, interest expense, income tax expense, extraordinary or nonrecurring items, fees in connection with debt financing, acquisitions and dispositions and capital markets transactions, non-cash items and equity in net income of unconsolidated subsidiaries minus a reserve for replacements with respect to certain properties. Fixed charges are computed on a consolidated basis as interest expense (excluding amortization of fees paid in cash and discounts and premiums on debt), plus regularly scheduled principal repayments of debt (excluding any balloon or similar payments), plus any preferred dividends payable in cash.

Other Definitions and Explanations Economic Yield: Economic Yield is calculated by dividing contractual cash rent, inclusive of fixed rent increases and escalators determined by CPI, by the existing lease term, expressed as a percentage of the purchase price. Cash Capitalization Rate: Cash Capitalization Rate is calculated by measuring the annualized contractual cash rent at the time of closing, divided by the purchase price of the related property. Concept: Represents the brand or trade name the tenant operates. Disposition Capitalization Rate: Disposition Capitalization Rate is calculated by the ABR on the date of the related disposition divided by the gross sale price. Defensive Mix: Defensive Mix is a term used by us to categorize tenants determined by their area of focus: (1) Necessity, which represents tenants providing essential services or selling essential goods to consumers and includes Medical and Dental Providers, Financial Institutions, Automotive Stores, Convenience & Gas Stores, Pharmacies, and Home Improvement Stores, (2) Service, which represents tenants who provide specific services to consumers and includes Quick Service Restaurants, Casual Diners, Automotive Dealers, Fitness Operators, Car Washes, and Professional Service, and (3) Discount, which represents tenants that sell merchandise and goods a significant discount compared to traditional retailers. Annualized Base Rent (ABR): We define ABR as the annualized contractual cash rent due for the last month of the reporting period and adjusted to remove rent from properties sold during the month and to include a full month of contractual cash rent for properties acquired during the last month of the reporting period. GAAP: GAAP is the Generally Accepted Accounting Principles in the United States.

Other Definitions and Explanations (Continued) WALT: WALT represents the remaining average lease term of our leases, weighted by rent, and excluding lease renewal options and investments in mortgage loans. Purchase Price: Purchase Price is represented by the contractual acquisition price of the related property, excluding any transaction costs or other capital expenditures. Tenant: Tenant represents the legal entity responsible for fulfilling obligations under the lease agreement. Gross Debt: We define Gross Debt as total debt, net plus debt issuance costs and original issuance discount. Net Debt: Net Debt is a non-GAAP financial measure. We define Net Debt as our Debt less cash and cash equivalents. Occupancy: Occupancy or a specified percentage of our portfolio that is “occupied” or “leased” means as of a specified date (i) the number of properties that are subject to a signed lease divided by (ii) the total number of properties in our portfolio. Secured Overnight Financing Rate (SOFR): We define SOFR as the current one-month term SOFR.

Forward-Looking and Cautionary Statements IP Disclaimer This document contains references to copyrights, trademarks, trade names, and service marks that belong to other companies. FrontView REIT, Inc. is not affiliated or associated with, and is not endorsed by and does not endorse, such companies or their products or services. Information set forth herein contains forward-looking statements, which reflect our current views regarding our business, financial performance, growth prospects and strategies, market opportunities, and market trends. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook, ” “believes, ” “expects, ” “potential, ” “continues, ” “may, ” “will, ” “should, ” “could, ” “would be, ” “seeks, ” “approximately, ” “projects, ” “predicts, ” “intends, ” “plans, ” “estimates, ” “anticipates, ” or the negative version of these words or other comparable words. All of the forward-looking statements herein are subject to various risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance, and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to general economic conditions, including but not limited to increases in the rate of inflation and/or interest rates, local real estate conditions, tenant financial health, and property acquisitions and the timing of these investments and acquisitions. These and other risks, assumptions, and uncertainties are described in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on any forward-looking statements included herein. All forward-looking statements are made as of the date of this document and the risk that actual results, performance, and achievements will differ materially from the expectations expressed or referenced herein will increase with the passage of time. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law. Forward Looking Statements This data and other information described herein are as of and for the three and twelve months ended December 31, 2025, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change, involving inherent risks and uncertainties. This information should be read in conjunction with FrontView’s Annual Report on Form 10-K as of and for the year ended December 31, 2024, along with the Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025, and September 30, 2025, including the financial statements and the management’s discussion and analysis of financial condition and results of operations sections. About the Data